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Carnival Corporation
Carnival plc

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Executive Compensation Program Review March 2022

Carnival Corporation and Carnival plc and their respective subsidiaries are referred to collectively in this presentation as "Carnival Corporation & plc"; "our"; "us"; and "we". Some of the statements, estimates or projections contained in this presentation are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding: • Pricing • Goodwill, ship and trademark fair values • Booking levels • Liquidity and credit ratings • Occupancy • Adjusted earnings per share • Interest, tax and fuel expenses • Return to guest cruise operations • Currency exchange rates • Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations • Estimates of ship depreciable lives and residual values Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this presentation. This slide contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, COVID-19. For detailed explanations of our risks refer to our 2021 Form 10-K. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: • COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations. The current, and uncertain future, impact of COVID-19, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price. • Events and conditions around the world, including war and other military actions, such as the current invasion of Ukraine, and other general concerns impacting the ability or desire of people to travel have and may lead to a decline in demand for cruises. • Incidents concerning our ships, guests or the cruise vacation industry have in the past and may, in the future, impact the satisfaction of our guests and crew and lead to reputational damage. • Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties and reputational damage. • Factors associated with climate change, including evolving and increasing regulations, increasing global concern about climate change and the shift in climate conscious consumerism and stakeholder scrutiny, and increasing frequency and/or severity of adverse weather conditions could adversely affect our business. • Inability to meet or achieve our sustainability related goals, aspirations, initiatives, and our public statements and disclosures regarding them, may expose us to risks that may adversely impact our business. • Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage. • The loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs could have an adverse effect on our business and results of operations. • Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs. • We rely on supply chain vendors who are integral to the operations of our businesses. These vendors and service providers are also affected by COVID-19 and may be unable to deliver on their commitments which could impact our business. • Fluctuations in foreign currency exchange rates may adversely impact our financial results. • Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options. • Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests. The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this presentation, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based. Forward-looking and other statements in this presentation may also address our sustainability progress, plans, and goals (including climate change and environmental-related matters). In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. DISCLAIMERS, FORWARD LOOKING STATEMENTS AND RESPONSIBILITY 2

Unprecedented and outsized impact from COVID-19 prevented the company from engaging in guest cruise operations for the majority of fiscal 2020 and fiscal 2021 • Fiscal 2021 was a year that challenged our company and management team • We temporarily paused all sailing operations in mid-March 2020 - the first complete cessation of cruise operations in near 50-year history, and working towards resuming full guest cruise operations in the summer of 2022 • The pause in guest operations continues to have a material negative impact on all aspects of the company's business, including liquidity, financial position, results of operation as well as the retention of essential personnel • Company management and the Compensation Committees recognized the immediate need to realign priorities for 2020 and 2021 given the dramatic impacts due to COVID-19 • Our executive leadership teams were required to perform in line with priorities established by our Board in 2021: To have adequate liquidity to manage through the COVID-19 pandemic (cash management) • To do everything possible to enable our ships for return to service safely with health protocols and procedures in place for our crew and guests (return to service) • To improve our operational capability through reinforcing a culture of compliance and transparency (compliance and culture) • To maintain our long-term commitment to the environment and our ESG goals (ESG) 3 2021 Business Environment 1 2 3 4

‘20 ‘21 ‘22 ‘23 At the beginning of 2021, only one of our ships was operating with guests onboard By November 30, 2021, 61% of our company’s capacity was operating with guests on board We are continuing to work diligently with the goal of returning the full fleet to service by summer 2022 Company’s guest cruise operations completely halted by the COVID-19 global pandemic in early 2020 COVID-19 Impact on Fiscal 2021: • Not able to set meaningful near-term quantitative or realistic long-term financial goals • Desire to promote compliance, environmental protection and health, safety and well-being of guests, people in our communities, and employees • Need to promote retention and leadership stability Resulting Actions: Temporarily modified approach to incentive compensation; F21 based on base salary, annual bonus rewarding qualitative performance objectives, and a time-based long-term incentive Operating Environment Compensation Committees’ Actions Expects to return to performance- based share grants for fiscal 2022 Expects to return to a substantially quantitative performance-based incentive program in 2023, with pre-defined metrics and goal levels Fiscal Year Timeline of Compensation Committees’ Actions Committees actively evaluated the executive compensation structure in light of the operating environment, making thoughtful decisions to the program for the current and upcoming fiscal years 4

Base Salary 13% Annual Incentive Bonus 25% Long-term Equity Incentives 62% 2021 Compensation Program Design TOTAL TARGET COMPENSATION MIX(1) Total target compensation for 2021 mix reflects a continued emphasis on at-risk incentive pay in order to drive a pay-for- performance culture tied to building long-term shareholder value 1. At-risk includes the Annual Incentive Bonus that is subject performance criteria and the Long-term Equity incentives that are subject to change in value based on share price movements during the vesting period. Base Salary 28% Annual Incentive Bonus 25% Long-term Equity Incentives 47% 87% At-risk 72% At-risk CEO Average Other NEOs 5

Key F21 Compensation Structure Elements

Base Salary

- Returned to 2020 target levels following temporary reductions applied from July through the end of fiscal 2020

Annual Incentive Bonus

- Rewarded qualitative performance objectives with the objective to **concentrate global company-wide efforts on four key priorities:** (1) cash management, (2) return to service, (3) compliance and culture and (4) ESG goals

See details on next slide

Long-Term Equity Incentives

Payouts of 2019-2021 PBS and SEA Grant results reflect the impact of the COVID-19 pandemic on our organization

- 2019 PBS results measured against Average Annual Program Adjusted Operating Income (60%) and three-year average Return on Invested Capital (40%)
  - **Resulted in a payout of 15% of target for the fiscal 2019-2021 performance period**
- The 2019 Shareholders Equity Alignment (SEA) Grants measured absolute TSR, with a relative TSR modifier based on relative TSR ranking
  - **Resulted in no payout for the fiscal 2019 – 2021 performance period**
- The Compensation Committees determined it would need to temporarily modify its approach to incentive compensation in 2021 to address the business environment
  - 2021 long-term equity incentives were structured to be time-based to strengthen alignment with shareholder interests, to promote retention and leadership stability in a highly uncertain and volatile operating environment
  - Time-based share (TBS) grants promote retention and leadership stability in a highly uncertain and volatile business environment

2019-2021 PBS and SEA grants
Pay Opportunity vs. Earned



PBS Grant
SEA Grant
200%
150%
100%
50%
0%
Max
Target
15%
600%
500%
400%
300%
200%
100%
0%
Max
Target
0%

CARNIVAL CORPORATION & PLC

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2021 Annual Incentive Bonus Context and Highlights

- In evaluating our approach to incentive compensation in the context of COVID-19's ongoing disruption of operations, the Committees determined it was impractical to set pre-established operating income goals on a short- or long-term basis for F21 compensation
- The Committee therefore determined that F21 annual bonus plan should reward performance against important qualitative performance objectives aligned with our company-wide four key priorities
- It is the determination of the Compensation Committees that the performance of management in fiscal 2021 was exemplary

Priority	Management Delivered Exemplary Performance on these Priorities
1 Managing Liquidity and Cash	• Executed $27B of financing transactions, refinanced $9B in debt and ended F21 with $9.4B in liquidity • Restarted guest cruise operations and achieved positive cash from operations in November 2021 • Renegotiated 100+ financing arrangements and optimized debt maturity profile, reducing annual future interest expense by approximately $400M per year and extending maturities
2 Managing a Successful Restart	• Achieved 61% operating capacity as of November 2021 compared to one ship at the beginning of the year • Achieved revenue per passenger cruise day for the fourth quarter of F21 ahead of a very strong F19 • Established comprehensive health and safety protocols to support return to service • Retained, motivated and returned more than 60,000 employees back to work from over 90 countries around the globe
3 Maintaining a Strong Compliance Culture	• Drove compliance culture by strengthening the focus on our essential behaviors, training and development • Demonstrated overall positive trend improvement in 17 leading quantitative indicators of environmental and compliance progress
4 Maintaining and Building on our ESG Goals	• Focused on advancing six critical sustainability focus areas, including executing carbon reduction strategies, operating LNG ships, and strengthening global employee diversity • Became the only company in the world to be operating cruise ships powered by LNG, which are 20% more carbon efficient

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CARNIVAL CORPORATION & PLC

8 2021 Compensation Peer Group • Not all of the 19 members of the Peer Group were negatively impacted by the COVID-19 pandemic to the same extent as Carnival Corporation & plc, and some peers were positively impacted • The Compensation Committees select the Peer Group with the goal of reflecting the market in which we may compete for business, investor capital and/or executive talent and is aligned to our business complexity, breath, scope, median reviews and market capitalization • The Peer Group reflects a balanced group of companies in the consumer discretionary sector, including media, retailing, services and transportation companies; this diverse set of companies represent varied elements of our business, although their share price performance may be subject to different market forces 2021 Compensation Peer Group American Airlines Group Inc. Kimberly-Clark Corporation Norwegian Cruise Line Holdings Ltd. Darden Restaurants, Inc. Las Vegas Sands Corp. Royal Caribbean Cruises Ltd. Delta Air Lines, Inc. Live Nation Entertainment, Inc. Starbucks Corporation FedEx Corporation Marriott International, Inc. United Continental Holdings, Inc. General Mills, Inc. McDonald’s Corporation United Parcel Service, Inc. Hilton Worldwide Holdings Inc. MGM Resorts International International Consolidated Airlines Group, S.A. Mondelēz International, Inc.

$13.5 $11.1 $13.3 $15.1 $13.3 $6.9 $2.7 $11.9 2018 2019 2020 2021 Summary Compensation Table Pay Earned Pay • TBU Earned CEO Compensation Summary Year Base Salary Annual Incentive Bonus All Other Compensation Long term equity awards (SEA) All other long term equity awards(1) Total 2021 $1,500,000 $6,000,000 $114,053 $0 $4,265,209 $11,879,262 2020 $857,413 $0 $220,267 $0 $1,637,052 $2,714,732 2019 $1,500,000 $2,250,000 $288,394 $0 $2,906,768 $6,945,162 2018 $1,500,000 $4,689,000 $289,790 N/A $6,866,377 $13,345,167 (38%) (80%) (21%) (1%) CEO Pay ($M) 1. Awards are categorized based on the final year of the performance period for performance-vested awards and the predominant service period for any time-vested awards. The dollar value reflects the vested number of shares multiplied by the closing stock price on the date of vest. 9